Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
GSE Systems, Inc.

We consent to the incorporation by reference in the registration statement No. 333-138702 on Form S-8 and registration statements No. 333-147537, No. 333-144623, No. 333-143199, No. 333-134569  and No. 333-126472 on Form S-3 of GSE Systems, Inc. of our reports dated March 17, 2008, with respect to the consolidated balance sheets of GSE Systems, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appears in the December 31, 2007 Annual Report on Form 10-K of GSE Systems, Inc.

As discussed in Note 2, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109, on January 1, 2007 and as discussed in Note 2, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, on January 1, 2006.

/s/ KPMG LLP

Baltimore, Maryland
March 17, 2008